    As filed with the Securities and Exchange Commission on August 3, 1998

                                                      Registration No. 333-_____

 ===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                        GROUP MAINTENANCE AMERICA CORP.
            (Exact name of registrant as specified in its charter)

             TEXAS                                    76-0535259
  (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)
                                 ------------

                         8 GREENWAY PLAZA, SUITE 1500
                             HOUSTON, TEXAS 77046
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 ------------

     GROUP MAINTENANCE AMERICA CORP. NON-QUALIFIED STOCK OPTION AGREEMENTS
                           (FULL TITLE OF THE PLAN)

                                 ------------

                RANDOLPH W. BRYANT                                                  Copy to:
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                              Gary W. Orloff
            8 GREENWAY PLAZA, SUITE 1500                                   Bracewell & Patterson, L.L.P.
               HOUSTON, TEXAS 77046                                      711 Louisiana Street, Suite 2900
                  (713) 860-0100                                             Houston, Texas 77002-2781
            (Name, address and telephone                                           (713) 223-2900
            number of agent for service)

                                 ------------

                                    CALCULATION OF REGISTRATION FEE

==================================================================================================
                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLES OF SECURITIES    AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
  TO BE REGISTERED      REGISTERED(1)       PER SHARE(2)            PRICE(2)             FEE(2)
--------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value           332,010             $19.16             $6,361,312             $1,877
==================================================================================================

(1) Represents the number of shares of Common Stock currently reserved for issuance under the
    Registrant's stock option agreements referred to above (the "Plan"). This Registration
    Statement shall also include an indeterminable number of additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.
(2) Calculated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee by reference to the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange, Inc. on July 24, 1998, which was $19.16, for an aggregate offering price for such shares of $6,361,312.
==================================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Group Maintenance America Corp., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

               1.  Annual Report on Form 10-K for the year ended
          December 31, 1997;

               2.  Form 10-Q for the period ended March 31, 1998;

               3. Current Reports on Form 8-K dated January 29, 1998, May 22, 1998, and June 26, 1998, as amended; and

               4. The description of the Common Stock contained in the Company's Form 8-A dated November 4, 1997 (Registration No. 001-13565) filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the Common Stock to which this Prospectus applies has been passed upon by Randolph W. Bryant, Senior Vice President, General Counsel and Secretary of the Company. The Company has been advised by Mr. Bryant that at July 30, 1998, he beneficially owned 7,666 shares of Common Stock of the Company (including 6,666 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days).

Item 6.   Indemnification of Directors and Officers.

Texas Business Corporation Act

          Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

          Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation.

          Article 2.02-1.D provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person to be indemnified did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and in respect of any criminal action or proceeding, did not reasonably believe that his conduct was lawful.

          Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he improperly received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

          Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

          Article 2.02-1.K provides that reasonable expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case on receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company and the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA.

          With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1.

          Finally, Article 2.02-1.R provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against that liability. The Company currently maintains policies providing such insurance.

Articles of Incorporation

          Article VIII of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA as the same exists or may hereafter be amended.

Bylaws

          Article 6 of the Bylaws of the Company, as amended, authorizes the Company to indemnify any person (including its directors and officers) entitled to indemnity under Texas law, to the fullest extent permitted by Texas law. In addition, such provisions are not deemed exclusive of any other rights to which any person may be entitled.

Item 8.   Exhibits.

4.1* Specimen form of certificate for Common Stock (Exhibit 4.1 to Amendment No. 2 to Registration Statement No. 333-34067, filed October 10, 1997).

4.2* Articles of Incorporation of the Company, as amended (Exhibit 3.1 to Amendment No. 3 to Registration Statement No. 333-34067, filed October 17, 1997).

4.3* Bylaws of the Company, as amended (Exhibit 3.2 to Amendment No. 3 to Registration Statement No. 333-34067, filed October 17, 1997).

5 Opinion and Consent of Randolph W. Bryant, Senior Vice President, General Counsel and Secretary of the Company, as to the validity of the Common Stock registered hereunder.

23.1      Consent of KPMG Peat Marwick LLP.

23.2 Consent of Randolph W. Bryant, Senior Vice President, General Counsel and Secretary of the Company (included in the opinion filed as Exhibit 5 hereto).

24        Powers of Attorney.
_______________

* Incorporated herein by reference as indicated

Item 9.   Undertakings.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of August, 1998.

                              GROUP MAINTENANCE AMERICA CORP.
                                (Registrant)


                              By: /s/ J. PATRICK MILLINOR, JR
                                 __________________________________
                                 J. Patrick Millinor, Jr.
                                 Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON AUGUST 3, 1998.

     Signature                         Title

     JAMES P. NORRIS*                  Director and Chairman of the Board
------------------------------
     James P. Norris


 /s/ J. PATRICK MILLINOR, JR.          Director and Chief Executive Officer
------------------------------             (principal executive officer)
     J. Patrick Millinor, Jr.


 /s/ DARREN B. MILLER                  Executive Vice President--Chief Financial Officer
------------------------------             (principal financial officer)
     Darren B. Miller


 /s/ DANIEL W. KIPP                    Senior Vice President and Controller
------------------------------         (principal accounting officer)
     Daniel W. Kipp


     DONALD L. LUKE*                   Director, President and Chief Operating Officer
------------------------------
     Donald L. Luke


     CHESTER J. JACHIMIEC*             Director and Executive Vice President-Acquisitions
------------------------------
     Chester J. Jachimiec


     RONALD D. BRYANT*                 Director
------------------------------
     Ronald D. Bryant


     DAVID L. HENNINGER*               Director
------------------------------
     David L. Henninger


     TIMOTHY JOHNSTON*                 Director
------------------------------
     Timothy Johnston


     ANDREW J. KELLY*                  Director
------------------------------
     Andrew J. Kelly

     THOMAS B. MCDADE*                 Director
------------------------------
     Thomas B. McDade


     LUCIAN L. MORRISON*               Director
------------------------------
     Lucian L. Morrison


     FREDRIC J. SIGMUND*               Director
------------------------------
     Fredric J. Sigmund


     JOHN M. SULLIVAN*                 Director
------------------------------
     John M. Sullivan


     JAMES D. WEAVER*                  Director
------------------------------
     James D. Weaver


*By: /s/ RANDOLPH W. BRYANT
    --------------------------
         Randolph W. Bryant
     (Attorney-in-fact for persons indicated)

                               INDEX TO EXHIBITS


                                                                   SEQUENTIALLY
                                                                   NUMBERED PAGE
                                                                   -------------

4.1*  Specimen form of certificate for Common Stock
      (Exhibit 4.1 to Amendment No. 2 to Registration
      Statement No. 333-34067, filed October 10, 1997).

4.2*  Articles of Incorporation of the Company, as amended
      (Exhibit 3.1 to Amendment No. 3 to Registration Statement
      No. 333-34067, filed October 17, 1997).

4.3* Bylaws of the Company, as amended (Exhibit 3.2 to Amendment No. 3 to Registration Statement No. 333-34067, filed October 17, 1997).

5 Opinion and Consent of Randolph W. Bryant, Senior Vice President, General Counsel and Secretary of the Company, as to the validity of the Common Stock registered hereunder.

23.1  Consent of KPMG Peat Marwick LLP.

23.2 Consent of Randolph W. Bryant, Senior Vice President, General Counsel and Secretary of the Company (included in the opinion filed as Exhibit 5 hereto).

24    Powers of Attorney.

_______________
* Incorporated herein by reference as indicated